UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2021

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On January 19, 2021, the Board of Directors (“Board”) of Maxar Technologies Inc. (“Company”) increased the size of the Board from ten to eleven members and elected Dr. Heather Wilson to serve on the Board to fill the vacancy, effective January 19, 2021.  Dr. Wilson will serve as a Director for a term expiring at the Company’s 2021 Annual Meeting of Stockholders.

Dr. Wilson, age 60, has served as President of The University of Texas at El Paso since August 2019.  Previously, Dr. Wilson was the Secretary of the United States Air Force from May 2017 through May 2019 and President of the South Dakota School of Mines and Technology from June 2013 through May 2017. From 1998 to 2009, Dr. Wilson represented Albuquerque, New Mexico in the U.S. House of Representatives, where she was a senior member of the House Energy and Commerce Committee and Chair of the House Intelligence Subcommittee on Technical and Tactical Intelligence.  She is a former U.S. Air Force officer. Dr. Wilson previously served on the Boards of Peabody Energy (NYSE: BTU) from August 2013 through April 2017 and Raven Industries (NASDAQ: RAVN) from February 2016 to May 2017.  Dr. Wilson is a member of the National Science Board and chairs the Women in Aviation Advisory Board of the Federal Aviation Administration.  Dr. Wilson holds a Bachelor of Science Degree from the U.S. Air Force Academy, and earned her Master’s and Doctoral degrees from Oxford University in England as a Rhodes Scholar.

The Board has determined that Dr. Wilson is independent under the corporate governance standards of the rules of the New York Stock Exchange and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended.  Dr. Wilson will serve on the Compensation Committee and the Risk Committee of the Board.

Dr. Wilson’s compensation will be consistent with that of other non-employee directors, which will be pro-rated to reflect the actual time Dr. Wilson will serve on the Company’s Board in fiscal year 2021, paid by the Company to its non-employee directors and generally as described under “2019 Director Compensation” in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2020.

There are no arrangements or understandings between Dr. Wilson and any other person pursuant to which she was selected as a director, and there are no transactions related to the Company in which Dr. Wilson has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Additionally, in connection with her appointment, Dr. Wilson will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2019 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 19, 2021, the Company issued a press release announcing Dr. Wilson’s appointment. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit 99.1	Press Release dated January 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 19, 2021	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary